Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey corporation (herein called the “Corporation”), does hereby constitute and appoint Robert Bertolini, Thomas H. Kelly and Joseph J. LaRosa, or any of them, his or her true and lawful attorney or attorneys and agent or agents, to do any and all acts and things and to execute any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the filing under said Act of the Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 2003 (herein called the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign the respective names of the undersigned officers and/or directors as indicated below to the Form 10-K and/or to any amendment of the Form 10-K and each of the undersigned does hereby ratify and confirm all that said attorney or attorneys and agent or agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 24th day of February, 2004.

/s/ Fred Hassan	/s/ Robert J. Bertolini

Fred Hassan, Chairman of	Robert J. Bertolini, Executive
the Board, Chief	Vice President and Chief Financial
Executive Officer and President	Officer

/s/ Thomas H. Kelly	/s/ Carl E. Mundy, Jr.

Thomas H. Kelly, Vice President	Carl E. Mundy, Jr.
and Controller; Principal	Director
Accounting Officer

/s/ Hans W. Becherer	/s/ Richard de J. Osborne

Hans W. Becherer	Richard de J. Osborne, Director
Director

/s/ David H. Komansky	/s/ Patricia F. Russo

David H. Komansky	Patricia F. Russo
Director	Director

/s/ Philip Leder	/s/ Kathryn C. Turner

Philip Leder, M.D.	Kathryn C. Turner
Director	Director

/s/ Eugene R. McGrath	/s/ Robert F. W. van Oordt

Eugene R. McGrath	Robert F. W. van Oordt
Director	Director

/s/ Donald L. Miller	/s/ Arthur F. Weinbach

Donald L. Miller	Arthur F. Weinbach
Director	Director